Calculation of Filing Fee Tables
S-8
CVS HEALTH Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	31,889,493	$ 93.25	$ 2,973,695,222.25	0.0001381	$ 410,667.31
Total Offering Amounts:						$ 2,973,695,222.25		$ 410,667.31
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 410,667.31
Offering Note
[1]	(1) This Registration Statement on Form S-8 relates to (i) 14,200,000 shares of common stock, par value $0.01 per share ("Common Stock"), of CVS Health Corporation (the "Company" or the "Registrant") issuable pursuant to the 2026 Incentive Compensation Plan of CVS Health Corporation (the "Plan") on or after May 14, 2026 and (ii) 17,689,493 additional shares of Common Stock that remained available for issuance under the CVS Health Corporation 2017 Incentive Compensation Plan as of May 14, 2026 and are now available for issuance under the Plan. (2) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that become issuable under the Plan by any reason of any stock dividend, stock split, or other similar transaction. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on a price of $93.25 per share of Common Stock, which is the average of the high and low price per Common Share as reported by the New York Stock Exchange on May 21, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources